Exhibit 99.1

Oncotelic Therapeutics, Inc. to Sell Its Necroptosis Cancer Therapy Assets to Mosaic ImmunoEngineering, Inc.

AGOURA HILLS, Calif., April 29, 2024 (GLOBE NEWSWIRE) – Oncotelic Therapeutics, Inc. (OTCQB:OTLC) (“Oncotelic”, the “Company” or “We” or “Our”), announced today that it has entered into a binding term-sheet with Mosaic ImmunoEngineering, Inc. (OTCPK: CPMV) (“Mosaic”) under which Mosaic will acquire rights to Oncotelic’s clinical-stage necroptosis cancer therapies. Oncotelic’s necroptosis therapeutics work by disrupting tumor blood flow resulting in immunogenic tumor cell death through “death receptor” activation which can result in a robust anti-cancer immune response. In addition to the clinical stage assets, Mosaic will have access to Oncotelic’s proprietary Artificial Intelligence (“AI”) technologies for identifying immunotherapy combinations.

Pursuant to the binding term-sheet, Mosaic will issue to Oncotelic $15 million in CPMV shares upon execution of the definitive purchase agreement along with additional milestones allowing Oncotelic to earn up to an additional $15 million in shares of CPMV. The Mosaic team, which has broad experience in bringing oncology and orphan drug products to market with a combined experience including well over 30 FDA and worldwide product approvals, will be responsible for advancing the development of the technologies. Both companies will work closely together to ensure a smooth transfer of the technologies from Oncotelic to Mosaic. Oncotelic will provide short-term financial support for the program while the teams work together to achieve both short-term and long-term financing goals. Pursuant to the binding term sheet, the parties agreed to negotiate in good faith towards the execution of the Definitive Agreements and the closing of the transactions contemplated thereby, which will be subject to customary due diligence and other conditions as described in the binding term sheet.

“This will be the second transaction for capitalizing on our assets and building shareholder value. The first being the successful transition of OT-101 to our joint venture (“JV”) with Dragon Capital Overseas, Limited. The JV is expected to list for an IPO, as well as the completion of establishing a research and manufacturing facility headquartered in San Diego, California.” expressed Dr. Vuong Trieu, CEO of Oncotelic.

“We are very pleased to have this opportunity to bring these clinical stage assets that have promise for the treatment of multiple types of cancer into Mosaic. We anticipate that the initial application of the technology will be in areas with high unmet medical need such as uveal melanoma and retinoblastoma. We look forward to working with the Oncotelic team to advance the program.” said Steven King, President and CEO of Mosaic.

About Mosaic

Mosaic ImmunoEngineering, Inc. is a development-stage biotechnology company focused on advancing cancer therapies for areas of high unmet medical need. Mosaic’s management and board of directors have broad experience in bringing oncology and orphan drug products to the market with combined experience of well over 30 FDA and worldwide product approvals. For additional information about Mosaic, please visit www.MosaicIE.com.

About necroptosis cancer therapies

A recent approval of tumor infiltrating lymphocyte (“TIL”) cell therapy demonstrates how to manipulate patient immunity against cancer for lasting cure. However, TIL cell therapy is costly, time consuming and technologically challenging. Instead of driving TIL cells externally, Necroptosis Cancer Therapies drive innate TILs to the tumor. The key step is the induction of necrotic cell death and activation of death genes, exposing tumorreactive antigens to initiate an immune response, activating antigen-presenting cells to achieve large-scale antigen presentation, activating T-cells, inducing strong and sustained cytotoxic T lymphocyte responses, and ultimately triggering an TIL antitumor immune effect. Necroptosis Cancer Therapies can use vascular disrupting agents (“VDA”), in combination with CheckPoint Inhibitors and other IO agents to drive TIL cells to the tumor. Our VDA, CA4P, is a component for the TIL/Necroptosis Cancer Therapies. Our Necroptosis Cancer Therapies are being developed in conjunction with AI technology using our list of proprietary death genes.

About Oncotelic

Oncotelic (f/k/a Mateon Therapeutics, Inc.), was formed in the State of New York in 1988 as OXiGENE, Inc., was reincorporated in the State of Delaware in 1992, and changed its name to Mateon Therapeutics, Inc. in 2016, and Oncotelic Therapeutics, Inc. in November 2020. Oncotelic is seeking to leverage its deep expertise in oncology drug development to improve treatment outcomes and survival of cancer patients with a special emphasis on rare pediatric cancers. Oncotelic has rare pediatric designation for Diffuse Intrinsic Pontine Glioma (“DIPG” through OT-101) through its 45% joint venture, GMP Biotechnology Limited, melanoma (through CA4P), and Acute Myeloid Leukemia (through OXi 4503). Oncotelic also acquired PointR Data Inc. in November 2019 to build an AI driven biotechnology company. Further, Oncotelic acquired AL-101, during the 4th quarter of 2021, for the intranasal delivery of apomorphine. We intend to develop AL-101 for the treatment of Parkinson Disease, erectile dysfunction, female sexual disorder and hypoactive sexual desire disorder. All these ailments have a very large population suffering from them and there is a need for treatments for each. For more information on AL-101, refer to our 2023 Annual Report on Form 10-K filed with the SEC on April 12, 2024.

Oncotelic’s Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, prospects, plans and objectives of management are forward-looking statements. Words such as “may”, “expect”, “anticipate” “hope”, “vision”, “optimism”, “design”, “exciting”, “promising”, “will”, “conviction”, “estimate,” “intend,” “believe”, “quest for a cure of cancer”, “innovation-driven”, “paradigm-shift”, “high scientific merit”, “impact potential” and similar expressions are intended to identify forward-looking statements. Forward looking statements contained in this press release include, but are not limited to, statements about future plans related to the operations of the JV, taking the JV into an initial public offering or the success thereof, the progress, timing of clinical development, scope and success of future clinical trials, the reporting of clinical data for the Company’s product candidates and the potential use of the Company’s product candidates to treat various cancer indications as well as obtaining required regulatory approval to conduct clinical trials and upon granting of approval by the regulatory agencies, the successful marketing of the products; building and the success of our nanoparticle platform and the related success of launching the platform, the success of any contemplated transactions similar to the one described under this press release. Each of these forward-looking statements involves risks and uncertainties, and actual results may differ materially from these forward-looking statements or may not occur at all. Many factors may cause differences between current expectations and actual results, including unexpected safety or efficacy data observed during preclinical or clinical studies, clinical trial site activation or enrollment rates that are lower than expected, changes in expected or existing competition, changes in the regulatory environment, failure of collaborators to support or advance collaborations or product candidates and unexpected litigation or other disputes, taking the Company or its affiliates through initial public offerings. These risks are not exhaustive, the company faces known and unknown risks, including the risk factors described in the Company’s 2023 Annual Report on Form 10-K filed with the SEC on April 12, 2024 and in the company’s other periodic filings. Forward-looking statements are based on expectations and assumptions as of the date of this press release. Except as required by law, the company does not assume any obligation to update forward-looking statements contained herein to reflect any change in expectations, whether because of new information, future events, or otherwise.

Contact Information:

For Oncotelic Therapeutics, Inc.:

Investor Relations

ir@oncotelic.com